(202) 274-2000






August 14, 2009

The Board of Directors
ES Bancshares, Inc.
68 North Plank Road
Newburgh, New York 12550


                  Re:  ES Bancshares, Inc.
                       Common Stock, Par Value $0.01 Per Share
                       ---------------------------------------

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 of 127,565 shares of common stock, par value $0.01 per share (the "Common Stock") of ES Bancshares, Inc. (the "Company") we have reviewed the Company's Articles of Incorporation, Registration Statement on Form S-3 (the "Form S-3"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         We are of the opinion that upon the declaration of effectiveness of the Form S-3, the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

         This Opinion has been prepared in connection with the Form S-3. We hereby consent to our firm being referenced under the caption "Legal Matters," and for inclusion of this opinion as an exhibit to the Form S-3.

                                            Very truly yours,


                                            /s/ Luse Gorman Pomerenk & Schick
                                            -----------------------------------
                                            LUSE GORMAN POMERENK & SCHICK
                                            A PROFESSIONAL CORPORATION